Exhibit 10.8
VANCOUVER ISLAND TECHNOLOGY PARK

THIS LEASE, dated for reference this 30th day of October , 2020 is made by the Landlord and Tenant named below who, in consideration of the covenants in this Lease, agree as follows:

1.    BASIC TERMS, SCHEDULES, AND DEFINITIONS

1.1    Basic Terms

(a)    Landlord:    UNIVERSITY OF VICTORIA PROPERTIES INVESTMENTS INC. on behalf of the VANCOUVER ISLAND TECHNOLOGY PARK TRUST

Address of Landlord:    Suite 2201 – 4464 Markham Street
Victoria, British Columbia, V8Z 7X8 Landlord’s Fax No.:    250.483.3248
(b)    Tenant:    AURINIA PHARMACEUTICALS INC.

Address of Tenant:    1203 – 4464 Markham Street
Victoria, BC V8Z 7X8

Tenant’s Fax No.:    N/A

(c)    Premises:    Suite No. 1203 and 1201, Building No. 100
4464 Markham Street, Victoria, BC (see Schedule A)

(d)    Rentable Area: Estimated to be 3,800 square feet Suite 1203, and 9,406 square feet for total of 13,206 square feet, subject to remeasurement under clause 17.4.

(e)    Term:    One (1) year and eight (8) months

(f)    Commencement Date:    January 01, 2021

(g)    Annual Base Rent:

	$ per annum per sq. ft. of Rentable Area of Premises	Annual Base Rent (plus GST)	Monthly Base Rent (plus GST)
January 1, 2021 – May 31, 2021	22.50	297,135.00	24,761.25
June 1, 2021 – August 31, 2022	23.50	310,641.00	25,861.75

Certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(h)    Permitted Use:    For the purpose of an office for the conduct of the
Tenant’s business of a pharmaceutical research office. (see clause 5.3)

(i)    Extension Term :    one (1) year (see clause 18.1)

(j)    Deposit:    [redacted] (see clause 17.11)

(k)    Fixturing Period:    N/A days prior to the Commencement Date (see
clause 2.4)

The foregoing Basic Terms are approved by the parties. Each reference in this Lease to any of the Basic Terms will be construed to include the above provisions as well as all of the additional terms and conditions of the applicable sections of this Lease where such Basic Terms are more fully described.

1.2    Schedules

All Schedules to this Lease are incorporated into and form an integral part of this Lease and are as follows:

Schedule	Subject	Clause
A	Floor Plan(s) of Premises	1.1(c)
B	Definitions	1.3
C	Tenants’ Manual	5.9
D	Landlord’s Work	2.1
E	Tenant’s Work	2.1
F	Procedure for Landlord’s Work and Tenant’s Work	2.3

1.3    Definitions

In this Lease, the words, phrases and expressions set out in Schedule B are used with the meanings defined in Schedule B.

2.    LANDLORD’S WORK AND TENANT’S WORK

2.1    Landlord’s Work and Tenant’s Work

The Tenant acknowledges that it has entered into this Lease on the express understanding that the Landlord’s Work (if any) is limited to the work described in Schedule D. The Landlord’s Work and the Tenant’s Work (if any, as described in Schedule E) will be completed in accordance with the procedure set out in Schedule F.

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2.2    Completion of Landlord’s Work

If the Premises or any part of them are not ready for occupancy as determined by the Landlord on a date that will allow the Tenant to complete the Tenant’s Work in accordance with the provisions of this Lease on or before the Commencement Date by reason of the fact that the Premises are not in a condition that will allow the Tenant’s Work to be commenced, the Lease will not be void or voidable and the Tenant will not have any claims for any losses or damages, including any abatement of rent, no matter how the delay has been caused; however, the Fixturing Period and the Commencement Date will be postponed by the length of such delay. Notwithstanding any postponement in the Commencement Date or Fixturing Period, the expiry date of this Lease will remain unchanged.

2.3    As Is/Where Is

If the Premises have been previously fixtured and improved by the Landlord or a prior tenant, the Tenant acknowledges that, subject to the Landlord’s Work in Schedule D (if any), it has accepted the Premises on an “as is/where is” basis, and that the cost of any further renovations, improvements, or fixturing required by the Tenant will be payable by the Tenant. The Tenant agrees to submit to the Landlord for approval the drawings and specifications relating to any such further Tenant’s Work as specified in Schedule E to this Lease, and the Tenant further agrees that all further work carried out by the Tenant in the Premises will be pursuant to this Lease, including, without limitation, the provisions of Schedule F. Notwithstanding Landlord consent or agreement to an application or request to applicable governmental authorities to use the Premises for a particular use, or for permits, including development, building, and occupancy for such use, the Landlord makes no representations or warranties, express or implied as to the condition or suitability of the Premises or the Lands for the Tenant’s use or intended use, and as to whether necessary approvals can be obtained for the Tenant’s use or intended use, and the Tenant acknowledges and agrees that the Landlord makes no such representations or warranties.

2.4    DELETED

3.    DEMISE AND TERM

3.1    Demise

In consideration of the rents, covenants, and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed, and performed, the Landlord hereby demises and leases to the Tenant, and the Tenant leases from the Landlord, the Premises.

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3.2    Term

The Term of this Lease is the period set out in subclause 1.1(e), beginning on the Commencement Date.

4.    RENT

4.1    Rent

The Tenant will pay the Landlord for the Premises, at the office of the Landlord’s building manager, or at such other place as the Landlord may direct in writing, during the Term in lawful money of Canada without any set-off, abatement, compensation, or deduction whatsoever (unless expressly provided herein) on the days and at the times specified in this Lease, Rent that will include the aggregate of the sums specified in subclauses (a) and
(b) below:

(a)    Annual Base Rent

Annual Base Rent in the amount per annum set out in subclause 1.1(g) for each respective Lease Year, subject to the adjustment provisions of subclause 4.2(c); and

(b)    Additional Rent

The aggregate of the following:

(i)    the Tenant’s Share of Tax Cost;

(ii)    the Tenant’s Share of Operating Cost; and

(iii)    such other amounts, charges, costs, and expenses as are required to be paid by the Tenant to the Landlord pursuant to this Lease in addition to Annual Base Rent.

4.2    Payment of Rent

The Rent provided for in this Article 4 will be paid by the Tenant as follows:

(a)    Annual Base Rent

The Annual Base Rent will be paid in equal consecutive monthly instalments in advance on the first day of each month during the Term. The first monthly instalment of the Annual Base Rent will be paid by the Tenant on the Commencement Date. Where the Commencement Date is the first day of a month such instalment will be in respect of such month; where the
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Commencement Date is not the first day of a calendar month, the Annual Base Rent for the period from the Commencement Date to the first day of the next

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ensuing calendar month will be pro-rated on a per diem basis and paid on the Commencement Date and the first regular instalment of the Annual Base Rent will be paid on the first day of the first full calendar month of the Term. Thereafter, subsequent monthly instalments will each be paid in advance on the first day of each ensuing calendar month during the Term.

(b)    Additional Rent Payments

The amount of any or all of the items of Additional Rent under subclause 4.1(b) that the Tenant is to pay may be estimated by the Landlord for such fiscal period or portion of it as the Landlord may determine. The Tenant agrees to pay to the Landlord the amount of such estimate in monthly instalments in advance in amounts and during the period specified by the Landlord on the dates and at the times for payment of the Annual Base Rent provided for in this Lease. The Landlord may make its estimates so that the Tenant’s share of Additional Rent will be payable to the Landlord prior to the time the Landlord is obliged to pay the costs in respect of which the Additional Rent is payable. The Landlord may submit to the Tenant at any time during a period a re-estimate of the amount of Additional Rent payable by the Tenant under subclause 4.1(b) and a revised monthly instalment amount. As soon as reasonably possible after the end of the fiscal period for which such estimated payments have been made, the Landlord will make a final determination of Additional Rent for such fiscal period and will deliver a statement, accompanied by an auditors’ report regarding Operating Costs, to the Tenant of the actual amount required to be paid as Additional Rent under subclause 4.1(b). If necessary, an adjustment will be made between the parties and any money owing by or to one party will be paid or credited within 30 days of such notice.

(c)    Basis of Determining Rent

The Tenant acknowledges that the Annual Base Rent is calculated on the basis of the Rentable Area of the Premises, being as set out in subclause 1.1(d) and at the rate set out in subclause 1.1(g) for each square foot of Rentable Area. The Tenant agrees that the Landlord may adjust the Annual Base Rent and the Additional Rent in the event that the Rentable Area of the Premises is, in accordance with Section 17.4, determined to be different from the Rentable Area stated above.

(d)    Method of Payment

The Tenant shall pay to the Landlord by way of electronic funds transfer amounts equal to the monthly payments for Annual Basic Rent and estimated Additional Rent, such payments to be made on the dates that they accrue due under this Lease.

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4.3    Rent for Irregular Periods

All Rent reserved in this Lease will be deemed to accrue from day to day, and if for any reason it becomes necessary to calculate Rent for irregular periods of less than one year an appropriate pro-rata adjustment will be made on a daily basis in order to compute Rent for such irregular period.

4.4    Waiver of Set-offs

Except as expressly stated herein, the Tenant hereby waives and renounces any and all existing and future claims, set-offs, and compensation against any Rent and agrees to pay such Rent regardless of any claim, set-off, or compensation that may be asserted by the Tenant or on its behalf.

4.5    Application of Payments

All payments by the Tenant to the Landlord under this Lease will be applied toward such amounts then outstanding under this Lease as the Landlord determines.

4.6    Net Lease

The Tenant acknowledges and agrees that it is intended that this Lease will be a completely net lease for the Landlord except as otherwise provided in the specific provisions in this Lease, and that the Landlord will not be responsible during the Term for any costs, charges, expenses, and outlays of any nature arising from or relating to the Premises, and the Tenant, except as otherwise provided in the specific provisions in this Lease, will pay all charges, impositions, and costs of every nature and kind relating to the Premises whether or not referred to in this Lease provided they were in the contemplation of the Landlord or the Tenant, when the parties entered into the Lease.

5.    TENANT’S COVENANTS

5.1    Tenant’s Covenants

The Tenant covenants with the Landlord as follows:

5.2    Rent

Without duplication, to pay the Rent on the days and in the manner provided in this Lease and to pay all other amounts, charges, costs, and expenses as are required to be paid by the Tenant to the Landlord under this Lease.

5.3    Occupancy and Permitted Use

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To take possession of and occupy the Premises and commence to carry on business in all or substantially all of the Premises within a reasonable time after the Commencement

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Date, to use the Premises only for the purpose specified in subclause 1.1(h) (or such other purpose as approved by the Landlord, which approval the Landlord shall not unreasonably withhold), and not to use or permit to be used the Premises or any part of them for any other purpose, without the prior written approval of the Landlord.

5.4    Waste and Nuisance

Not to commit or permit any waste or injury to the Park or the Premises including the Leasehold Improvements and the trade fixtures in them; any overloading of the floors; any conduct that impedes or, in the opinion of the Landlord acting reasonably, could impede the business of any other occupant of the Park or that constitutes or, in the opinion of the Landlord acting reasonably, could constitute a nuisance to the Landlord, any other occupant of the Park, or anyone else; or any other use or manner of use that annoys or interferes with the operations of any other occupant of the Park or, in the opinion of the Landlord acting reasonably, may have an adverse impact on the reputation of the Park.

5.5    Insurance Risks

Not to do, omit to do, or permit to be done or omitted to be done upon the Premises anything that would cause the Landlord’s cost of insurance to be increased (and, without waiving the foregoing prohibition, the Landlord may demand, and the Tenant will pay to the Landlord upon demand, the amount of any such increase of cost caused by anything so done or omitted to be done) or that will cause any policy of insurance to be subject to cancellation.

5.6    Maintenance of Premises

To cause when reasonably necessary from time to time the floors of the Premises to be swept and cleaned, the windows on the interior of the Premises to be cleaned, the desks, tables, and other furniture of the Tenant in the Premises to be dusted, and such other janitorial services as are reasonably necessary, such work to be done by the Tenant at its cost and expense. The Tenant shall not permit the Premises to become untidy, unsightly, or hazardous, or permit unreasonable quantities of waste or refuse to accumulate in them.

5.7    Compliance with Laws

To comply at its own expense with all municipal, provincial, and federal sanitary, fire, environmental, and safety laws, bylaws, regulations, and requirements pertaining to the operation and use of the Premises, the condition of the Leasehold Improvements, trade fixtures, furniture, and equipment installed in them, and the making by the Tenant of any repairs, changes or improvements in them.

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5.8    Installations

To permit the Landlord during the Term, as a cost chargeable as an Operating Cost, to install any equipment in or make alterations to the Premises necessary to comply with the requirements of any statute, law, bylaw, ordinance, order, or regulation referred to in clause 5.7 and imposed after the Commencement Date, and to permit ingress and egress to and from the Premises by the Landlord or by other tenants of the Landlord or by their respective employees, servants, workers, and invitees, by use of fire exit doors in case of fire or emergency.

5.9    Tenants’ Manual

To observe, and to cause its employees, invitees, and others over whom the Tenant can reasonably be expected to exercise control to observe the rules, regulations, and policies set out in the Tenant’s Manual attached as Schedule C, and such further and other reasonable rules and regulations and amendments and changes to them as may hereafter be made by the Landlord, of which notice in writing will be given to the Tenant (collectively, the “Tenants’ Manual”), and all such rules and regulations will be deemed to be incorporated into and form part of this Lease. The Tenant acknowledges and agrees that the rules, regulations, and policies set out in the Tenants’ Manual are necessarily of uniform application, but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises, and the imposition of the rules, regulations, and policies set out in the Tenants’ Manual will not create or imply an obligation of the Landlord to enforce them or create any liability of the Landlord for their non- enforcement. Notwithstanding anything contained herein to the contrary, such changes or additions to such rules, regulations and policies in the Tenant’s Manual shall not: (i) discriminate against the Tenant; (ii) materially or unreasonably interfere with or restrict the Tenant's conduct of its business or the Tenant's use or enjoyment of the Premises; or
(iii) derogate materially from any of the Tenant's rights under this Lease.

5.10    Overholding

That if the Tenant continues to occupy the Premises after the expiration of this Lease without any further written agreement and without objection by the Landlord, the Tenant will be a monthly tenant at a monthly base rent equal to [redacted] of the monthly instalment of Annual Base Rent payable by the Tenant as provided in Article 4 during the last month of the Term and (except as to length of tenancy) subject to the provisions and conditions of this Lease.

5.11    Signs

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Not to paint, display, inscribe, place, or affix any sign, symbol, notice, fixture, display or lettering of any kind anywhere outside the Premises (whether on the outside or inside of the Building) or within the Premises so as to be visible from the outside of the Premises

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without the Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

For clarity, the Tenant may be permitted, at its sole cost, and subject to obtaining the Landlord’s prior written approval as to design, size and location (which approval the Landlord shall not unreasonably withhold, condition or delay), to install interior signage on a wall adjacent to or near the entrance of the Tenant’s Premises containing the Tenant’s business name and logo. For exterior wayfinding signage (within the existing signage program) directing invitees of the Tenant to its Premises, a proof and estimate to create and install the signage will be provided to the Tenant for review and approval, and all costs associated with creating and installing the wayfinding signage will be for the Tenant’s account. The Landlord reserves the right to install such signage as an Additional Service. In the event the Tenant changes its name, all costs associated with updating signage will be for the Tenant’s account.

5.12    Inspection and Access

Subject to Section 6.9, to permit the Landlord to have its authorized agents, employees, and contractors enter the Premises for the purpose of inspection, window cleaning, maintenance, providing janitorial service, or making repairs, alterations, or improvements to the Premises, the Building or the Park, or to have access to utilities and services or to determine the electric light and power consumption by the Tenant in the Premises, and the Tenant will provide access for the purpose, and will not be entitled to compensation for any inconvenience, nuisance, or discomfort caused thereby, provided, however, that if the exercise of the Landlord’s rights herein has a substantial material effect, for a period of three business days or longer, on the ability of the Tenant to use and enjoy the Premises, Rent shall abate for the duration of such exercise by the Landlord of the rights herein. The Landlord in exercising its rights under this clause 5.12 will proceed to the extent reasonably possible so as to minimize interference with the Tenant’s use and enjoyment of the Premises.

5.13    Showing Premises

Subject to Section 6.9, upon not less than [redacted]prior notice by the Landlord, to permit the Landlord and its authorized agents and employees to show the Premises to prospective tenants during the Normal Business Hours of the last [redacted] of the Term.

6.    LANDLORD’S COVENANTS

6.1    Landlord’s Covenants

The Landlord covenants with the Tenant as follows:

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6.2    Quiet Enjoyment

Provided the Tenant pays the Rent and performs its other covenants in this Lease, the Tenant will and may peaceably possess and enjoy the Premises for the Term hereby granted, without any interruption or disturbance from the Landlord or its assigns, or any other person or persons lawfully claiming by, from, through, or under the Landlord.

6.3    Interior Climate Control

To provide to the Premises during Normal Business Hours, and as an Additional Service outside of Normal Business Hours, by means of a system for heating, cooling, filtering, and circulating air and processed air in such quantities, at such temperatures as will maintain in the Premises conditions of reasonable temperature and comfort in accordance with good standards of interior climate control generally pertaining at the date of this Lease applicable to similar buildings based on normal occupancy of premises for office purposes. The Tenant acknowledges that the comfort of the Tenant will be reduced if the Premises include installed partitions or other installations in locations that interfere with the proper operation of the said system or if window coverings on exterior windows are not fully closed while such windows are exposed to direct sunlight. The Tenant agrees that the Landlord will have no responsibility to provide for the removal of smoke, dust, or odours originating from within the Premises, except to the extent caused by the activities of the Landlord and those for whom the Landlord is in law responsible.

6.4    Elevators

Subject to the supervision of the Landlord, to furnish for use by the Tenant and its employees and invitees in common with others so entitled passenger elevator service to the Premises, and to furnish for the use of the Tenant in common with others so entitled at reasonable intervals and at such hours as the Landlord may select, and as an Additional Service outside of such hours, elevator service to the Premises for the carriage of furniture, equipment, deliveries, and supplies, provided however that if the elevators become inoperative or damaged or destroyed the Landlord will have a reasonable time within which to repair such damage or replace such elevator and the Landlord will repair or replace it as soon as reasonably possible, but in no event will be liable for indirect or consequential damages or other damages for personal discomfort or illness during such period of repair or replacement.

6.5    Entrances, Lobbies, and Other Common Areas

To permit the Tenant and its employees and invitees, in common with others so entitled, to have the use during Normal Business Hours of the roads, sidewalks and other common areas of the Park and the common entrances, lobbies, stairways, and corridors of the Building giving access to the Premises (subject to the Tenants’ Manual in
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Schedule C and such other reasonable limitations as the Landlord may from time to time impose).

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6.6    Washrooms

To permit the Tenant and its employees and invitees in common with others so entitled to use the washrooms in the Building on the floor and floors on which the Premises are situate.

6.7    Maintenance of Common Areas

To cause the elevators, if any, common entrances, lobbies, stairways, corridors, washrooms, and other parts of the Building from time to time provided for common use and enjoyment to be swept, cleaned, or otherwise properly maintained as would a prudent owner of a similar class building.

6.8    Building Directory and Premises Signage

The Landlord will maintain a directory in the main entrance lobby of the Building and will list on the directory the name of the Tenant and the suite number(s) of the Premises. In addition, the Landlord will, at its cost, install building standard identification signage and at or near the entrance of the Premises containing only the name of the Tenant.

6.9    Restriction on Landlord’s Access

Notwithstanding anything contained in this Lease to the contrary, the Landlord or its agents, workers or other persons authorized by the Landlord shall not enter upon the Premises unless:

(a)    the Landlord provides the Tenant with not less than forty eight hours prior written notice (or such longer notice period as expressly set out herein) of such intention to enter upon the Premises, which notice shall set out the purpose for which the Landlord is entering upon the Premises, except in an emergency, where no notice is required provided that, before the Landlord enters the Premises in an emergency, it first uses reasonable efforts to inform the Tenant of its intention to enter the Premises; and

(b)    the Landlord and its agents, workers and other persons authorized by the Landlord comply in all material respects with all security policies and protocols of the Tenant in respect of the Premises.

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6.10    Representation and Warranty re: Title

The Landlord represents and warrants to the Tenant that the Foundation for the University of Victoria, as registered owner of the Lands, holds the entirety of its interest in and to the Lands as agent and bare trustee for and on behalf of the Vancouver Island Technology Park Trust.

7.    REPAIR, DAMAGE, AND DESTRUCTION

7.1    Landlord’s Repairs

The Landlord covenants with the Tenant:

(a)    subject to subclause 7.3(b), to keep in a good and reasonable state of repair, and consistent with the general standards of office buildings of similar age and character in Victoria, British Columbia,

(i)    the Building (other than the Premises and premises of other tenants) including the foundation, roof, exterior walls including glass portions thereof, the systems for interior climate control, the elevators, entrances, stairways, corridors, lobbies, and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building and the systems provided for bringing utilities to the Premises; and

(ii)    the structural members or elements of the Premises; and

(b)    to repair defects in construction performed or installations made by the Landlord in the Premises and Insured Damage.

7.2    Tenant’s Repairs

The Tenant covenants with the Landlord:

(a)    subject to subclause 7.3(b), to keep the Premises in a good and reasonable state of repair and consistent with the general standards of office buildings of similar age and location in Victoria, British Columbia, including all Leasehold Improvements and all trade fixtures and all glass in them other than glass portions of exterior walls, but with the exception of reasonable wear and tear and with the exception of structural members or elements of the Premises, defects in construction performed or installations made by the Landlord and Insured Damage therein;

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(b)    subject to Section 6.9, that the Landlord may enter and view the state of repair, and that the Tenant will repair according to notice in writing, and that the Tenant will leave the Premises in a good and reasonable state of repair, subject always to the exceptions referred to in subclause 7.2(a); and

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(c)    that if any part of the Park or the Building including the systems for interior climate control and for the provision of utilities becomes out of repair, damaged, or destroyed through the negligence or misuse of the Tenant or its employees, invitees, or others over which the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements necessitated thereby will be reimbursed to the Landlord promptly upon demand.

7.3    Abatement and Termination

It is agreed between the Landlord and the Tenant that in the event of damage to the Premises or to the Building:

(a)    if the damage is such that the Premises or any substantial part of them are rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of [redacted], then:

(i)    unless the damage was caused by the fault or negligence of the Tenant or its employees, invitees, or others under its control, from and after the date of occurrence of the damage and until the Premises are again reasonably capable of use and occupancy as specified, Rent will abate from time to time in proportion to the part or parts of the Premises not reasonably capable of use and occupancy, and

(ii)    unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant, as the case may be (according to the nature of the damage and their respective obligations to repair as provided in clauses 7.1 and
7.2) will repair such damage with all reasonable diligence, but to the extent that any part of the Premises is not reasonably capable of such use and occupancy by reason of damage that the Tenant is obligated to repair under this Lease, any abatement of Rent to which the Tenant is otherwise entitled under this Lease will not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence; and

(b)    if either:

(i)    the Premises; or

(ii)    premises, whether of the Tenant or other tenants of the Building, comprising in the aggregate [redacted] or more of the Rentable Area of the Building
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are substantially damaged or destroyed by any cause to the extent such that in the reasonable opinion of the Landlord they cannot be repaired or rebuilt (based on standard hours of construction work) within [redacted]after the occurrence of the damage or destruction, then either the Landlord or the Tenant may at its option, exercisable byR e v i s e d M a y 1 , 2 0 1 5    P a g e | 1 3    T e n a n t I n i t i a l s _ _ _ _ _ _ _
written notice to the Tenant or the Landlord, as the case may be, given within 60 days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant will be bound to repair as provided in clauses 7.1 and 7.2, and the Tenant will instead deliver up possession of the Premises to the Landlord with reasonable expedition but in any event within 60 days after delivery of such notice of termination, and Rent will be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under subclause 7.3(a) by reason of the Premises having been rendered in whole or in part not reasonably capable of use and occupancy), but otherwise the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in clauses 7.1 and 7.2) will repair such damage with reasonable diligence.

7.4    Service Interruptions

The Tenant acknowledges to the Landlord that the operation of systems and the availability of facilities may be interrupted from time to time in cases of accident and emergency, in order to carry out maintenance, repairs, alterations, replacements, and upgrading, or for any other reasonable reason required by the Landlord. During periods of such interruption, any obligation of the Landlord to provide access to such systems and facilities or common areas of the Park or the Building will be suspended and clause 14.1 will apply. Notwithstanding anything herein to the contrary where the foregoing rights of the Landlord are likely to interfere with the Tenant's quiet enjoyment of the Premises, they shall only be exercised after reasonable notice in writing to the Tenant (except in the case of an emergency), with the minimum of inconvenience to the Tenant's quiet enjoyment of the Premises and the Tenant's use of the common areas, and so as not to materially reduce convenient access to the Premises.

8.    TAXES AND OPERATING COSTS

8.1    Landlord’s Tax Obligations

The Landlord covenants with the Tenant, subject to clause 8.2, to pay to the taxing authority or authorities having jurisdiction, all Taxes.

8.2    Tenant’s Tax Obligations

The Tenant covenants with the Landlord:

(a)    to pay when due, all taxes, business taxes, business licence fees, and other taxes, rates, duties or charges levied, imposed, or assessed by lawful authority in respect of the use and occupancy of the Premises by the Tenant, the business or businesses carried on in them, or the equipment, machinery, or fixtures brought
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in them by or belonging to the Tenant, or to anyone occupying the Premises with the Tenant’s consent, or from time to time levied, imposed, or assessed in the future in addition or in lieu thereof, and to pay to the Landlord upon demand the

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portion of any tax, rate, duty, or charge levied or assessed upon the Park that is attributable to any equipment, machinery, or fixtures on the Premises that are not the property of the Landlord or that may be removed by the Tenant;

(b)    to pay promptly to the Landlord when demanded or otherwise due hereunder all Taxes in respect of all Leasehold Improvements in the Premises; and

(c)    to pay to the Landlord in the manner specified in subclause 4.2(b) (without duplication) the Tenant’s Share of the Tax Cost.

8.3    Goods and Services Tax

The Tenant will pay to the Landlord goods and services tax in accordance with the applicable legislation at the same time as the amounts to which such goods and services tax apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. The Landlord will provide the Tenant with its goods and services tax registration number. Notwithstanding any other section of this Lease, the amount payable by the Tenant under this clause will be deemed not to be Rent, but the Landlord will have the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease.

8.4    Tenant’s Tax Cost

After the commencement of the Term of this Lease and prior to the commencement of each fiscal period determined by the Landlord thereafter that commences during the Term, the Landlord, acting reasonably, may estimate the Tax Cost, or any instalment on account of the Tax Cost, to become due on any date during the ensuing fiscal period or (if applicable) portion of it, as the case may be, and the amount of it that will be payable by the Tenant, and notify the Tenant in writing of such estimate. If the Tenant has overpaid such Tax Cost, the Landlord will refund any excess paid, but if any balance remains unpaid, the Landlord will fix monthly instalments for the then remaining balance of such fiscal period or portion of it such that, after giving credit for instalments paid by the Tenant under this clause 8.4 in respect of such calendar year, the entire Tenant’s Share of Tax Cost will be fully payable prior to the time the Landlord is obliged to pay the Taxes in respect of which the Tenant’s Share of Tax Cost is payable. If for any reason the Tax Cost is not finally determined within such fiscal period or portion of it, the parties will make the appropriate readjustment when such Tax Cost becomes finally determined. The Landlord and the Tenant acknowledge that Taxes in respect of the Park may be payable during the course of a year as prepayment for the Taxes accruing due in respect of such year, and if the Term ends during a year, then the appropriate adjustment will be made under clause 4.3. Any report of the Landlord’s auditor as to the Tax Cost will be conclusive as to the amount for any period to which such report relates.
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8.5    Postponement of Payment of Taxes

The Landlord may postpone payment of any Taxes payable by it under clause 8.1 to the extent permitted by law if prosecuting in good faith any appeal against the assessment of the Park for Taxes or the imposition of Taxes.

8.6    Receipts for Payment

Whenever requested by the Landlord, the Tenant will deliver to it receipts for payment of all taxes, rates, duties, levies, and assessments payable by the Tenant under subclauses 8.2(a) and (b) and furnish such other related information as the Landlord may reasonably require.

8.7    Operating Cost

During the Term of the Lease the Tenant will pay to the Landlord in the manner specified in clauses 4.1 and 4.2 (without duplication) the Tenant’s Share of Operating Cost. Any report of the Landlord’s auditor as to Operating Cost will be conclusive, in the absence of manifest error, as to the amount for any period to which such report relates.

8.8    Allocation to Particular Tenant

Notwithstanding any of the foregoing, whenever in the Landlord’s reasonable opinion any Operating Cost or item of Operating Cost properly relates to a particular tenant or tenants within the Park, the Landlord may allocate such Operating Cost or item of Operating Cost to such tenant or tenants Any amount allocated by the Landlord to the Tenant under this clause will be payable by the Tenant promptly upon demand. Any Operating Cost or item of Operating Cost allocated to a tenant or tenants in the Park will be credited in computing Operating Cost to the extent that it would otherwise have been included.

8.9    Records regarding Additional Rent

The Landlord shall keep all records relating to any expenditure included within the definition of Additional Rent (including, without limitation, Operating Cost or Tax Costs) for a period of [redacted]following the end of the fiscal period in which said expenditure was incurred.

9.    UTILITIES AND ADDITIONAL SERVICES

9.1    Utilities

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The Landlord will furnish ducts for bringing telephone and other telecommunication services to the floor upon which the Premises are located and will provide water to washrooms available for the Tenant’s use in common with others so entitled.

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9.2    Additional Services

If the Tenant requires any janitorial or cleaning services to the Premises additional to those required performed by the Tenant pursuant to clause 5.6, or wishes to move furniture or equipment or make repairs or alterations within the Premises, or requires other service in the Premises, then the Landlord may at its option, by way of Additional Services, provide or have its designated agents or contractors provide such service. The Cost of Additional Services provided will be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices for them from the Landlord. The Cost of Additional Services charged directly to the Tenant and other tenants will be credited in computing Operating Cost to the extent that it would otherwise have been included.

9.3    Additional Utilities

Upon request by the Tenant, the Landlord may agree from time to time to supply additional heating, ventilating, and air-conditioning, electricity, or other services to the Premises above those normally provided to tenants of the Building or outside Normal Business Hours. The Tenant will pay to the Landlord in the manner in which Operating Cost is paid any additional costs of the Landlord that may arise in respect of the use by the Tenant of the Premises for business hours that do not coincide with Normal Business Hours for the Building generally or that may arise in respect of additional heating, ventilating, and air-conditioning, electricity, and other services that are arranged to be provided to the Tenant over and above those normally provided to tenants of the Building or outside of Normal Business Hours, together with the Landlord’s reasonable administrative costs in respect of managing, administering, and billing for such services. The Landlord reserves the right to install at the Tenant’s expense meters to check the Tenant’s consumption of electricity, water, or other utilities.

9.4    Energy Conservation

The Tenant covenants with the Landlord:

(a)    that the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Premises;

(b)    that the Tenant will comply with all laws, bylaws, regulations, and orders relating to the conservation of energy and affecting the Premises or the Building;

(c)    that the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation, provided that doing as such does not: (i) discriminate against the
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Tenant; (ii) materially or unreasonably interfere with or restrict the Tenant's conduct of its business or the Tenant's use or enjoyment of the Premises; or
(i)    derogate from any of the Tenant's rights under this Lease; and

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(d)    that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, bylaws, regulations, and orders, so far as the same apply to or are reasonably apportioned to the Building by the Landlord, will be included in Operating Cost.

The Landlord will not be liable to the Tenant in any way for any loss, costs, damages, or expenses, whether direct or consequential, paid, permitted, or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building or the Park as a result of the Landlord’s compliance with such laws, bylaws, regulations, or orders.

10.    LICENCES, ASSIGNMENTS, AND SUBLETTINGS

10.1    Licences, Franchises, and Concessions

The Tenant will not permit any part of the Premises to be used or occupied by any persons other than the Tenant, any subtenants permitted under clause 10.2, and the employees of the Tenant, or permit any part of the Premises to be used or occupied by any licensee, franchisee, or concessionaire, or permit any persons to be upon the Premises other than the Tenant, such permitted subtenants, and their respective employees, customers, and others having lawful business with them.

10.2    Assignment and Subletting

The Tenant will not assign this Lease or sublet the whole or any part of the Premises, unless

(a)    it has received or procured a bona fide written offer to take an assignment or sublease that is not inconsistent with, and the acceptance of that would not breach any provision of, this Lease if this clause is complied with, and that the Tenant has determined to accept subject to this clause being complied with, and

(b)    it has first requested and obtained the consent in writing of the Landlord.

Any request for such consent will be in writing and accompanied by a true copy of such offer, and the Tenant will furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, reputation, financial standing, and business of the proposed assignee or subtenant. Within [redacted]after the receipt by the Landlord of such request for consent and of all information the Landlord has requested under this clause 10.2 (and if no such information has been requested, within [redacted]after receipt of such request for consent) the Landlord will have the right upon written notice to the Tenant to:
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(i)    in the case of a proposed sublease, either sublet from the Tenant any portion of the Premises proposed to be sublet for the term for which such portion is proposed to be sublet but at the same Annual Base Rent and Additional Rent per

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square foot of Rentable Area of such portion as the Tenant is required to pay to the Landlord under this Lease for such portion or, if the proposed sublease is for all or substantially all of the remainder of the Term, terminate this Lease as it pertains to the portion of the Premises so proposed by the Tenant to be sublet; or

(ii)    in the case of a proposed assignment, terminate this Lease.

If the Landlord terminates this Lease with respect to all or a portion of the Premises, such termination will be effective on the date stipulated in the notice of termination, which will not be less than 60 days or more than 90 days following the giving of such notice, and the Tenant will surrender the whole or part, as the case may be, of the Premises in accordance with such notice, and Rent will be apportioned and paid to the date of surrender and, if a part only of the Premises is surrendered, Rent payable under clause
4.1 will thereafter abate proportionately. If the Landlord consents to any proposed assignment or subletting, the Tenant will assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord as specified and not otherwise. As a condition of the Landlord’s consent, the assignee or subtenant, as the case may be, will agree (and will be deemed to have agreed) with the Landlord to observe the obligations of the Tenant under this Lease as they relate to the space assigned or sublet (except, in the case of a sublease, the Tenant’s covenant to pay Rent) by entering into an assumption agreement with the Landlord and the Tenant, in the Landlord’s then standard form, and will pay the Landlord’s then current processing charge and reasonable solicitor’s fees and disbursements for preparing such agreement. The Tenant further agrees that if the Landlord consents to any such assignment or subletting, the Tenant will be responsible for and will hold the Landlord harmless from any and all capital costs for Leasehold Improvements and all other expenses, costs, and charges with respect to or arising out of any such assignment or subletting. Notwithstanding any such consent being given by the Landlord and such assignment or subletting being effected, the Tenant will remain bound to the Landlord for the fulfilment of all the terms, covenants, conditions, and agreements in this Lease. Any consent by the Landlord to any assignment or subletting will not constitute a waiver of the requirement for consent by the Landlord to any subsequent assignment or subletting by either the Tenant or any assignee or subtenant.

10.3    Landlord Not to Unreasonably Withhold Consent

If the Tenant complies with clauses 10.1 and 10.2 and the Landlord does not exercise an option provided to the Landlord under clause 10.2, then the Landlord’s consent to a proposed assignment or sublet will not be unreasonably withheld. Without limiting the other instances in which it may be reasonable for the Landlord to withhold its consent to
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an assignment or subletting, it will be reasonable for the Landlord to withhold its consent in the following instances:

(a)    in the Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would involve occupancy by other than primarily general

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office personnel, lessen the value of the Leasehold Improvements in the Premises, would require increased services by the Landlord, including increased load on elevator services, or would alter the reputation or character of the Building or the Park;

(b)    in the Landlord’s reasonable judgment, the proposed assignee or subtenant is not creditworthy or does not have a good reputation in the community as a tenant of property;

(c)    in the Landlord’s reasonable judgment, the Premises, or the relevant part of them, will be used in a manner that will violate any covenant contained in any other lease of space in or agreement affecting the Building or the Park, or will violate any applicable law, bylaw, or regulation;

(d)    the proposed assignment or sublease will create a vacancy elsewhere in the Building or the Park or the proposed assignee or subtenant is a person with whom the Landlord is negotiating to lease space in the Building or elsewhere in the Park;

(e)    in the case of a subletting of less than the entire Premises, the subletting would result in the division of the Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside the Premises; or

(f)    the Landlord does not receive sufficient information from the Tenant about the proposed assignee or subtenant to enable it to make a determination concerning the proposed assignment or sublet.

The Tenant acknowledges that the Landlord will not be liable to the Tenant in damages where, in giving good faith consideration to any request of the Tenant under this clause 10.3, it withholds its consent to a proposed assignment or sublease.

10.4    Terms of Consent

If the Landlord consents in writing to an assignment or sublease as contemplated in this Article 10, the Tenant may complete such assignment or sublease, provided that no assignment or sublease will be valid and no assignee or subtenant will take possession of the Premises or any part of them until an executed duplicate original of such assignment or sublease has been delivered to the Landlord.

10.5    Change in Control of Tenant

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(a)    If the Tenant is a corporation but none of its shares are traded on any public stock exchange or in any public stock market, and if by operation of law or by the sale, bequest, or other disposition of its shares or securities the control or the beneficial ownership of such corporation is changed at any time during the Term of this Lease, such change will be deemed to be an assignment of this Lease within the meaning of clause 10.2. If such control or beneficial ownership is changed

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without the prior written consent of the Landlord, the Landlord may, at its option, cancel this Lease upon giving [redacted]notice to the Tenant of its intention to cancel, and this Lease and the Term will thereupon be cancelled.

For greater certainty, the foregoing provisions of Section 10.5(a) shall not apply, and the Landlord’s consent to a change of control or beneficial ownership of the Tenant will be required, if:

(i)    the Tenant is a public corporation whose shares are listed for sale on a public stock exchange or in any public stock market; or

(ii)    the Tenant is a private corporation which is controlled, directly or indirectly, by a public corporation whose shares are listed for sale on a public stock exchange or in any public stock market.

(b)    If the Tenant is a partnership and if at any time during the term of this Lease any person who at the time of the execution of this Lease owns a partner’s interest ceases (other than through death) to own such partner’s interest or there is a material change in the ownership, in the reasonable opinion of the Landlord, of such partner’s interest, such cessation or change of ownership will constitute an assignment of this Lease for all purposes of this Article 10.

(c)    Upon request of the Landlord from time to time, a Tenant that is a corporation or partnership will make available to the Landlord for inspection or copying or both, all books and records of the Tenant that, alone or with other data, in the case of a Tenant that is a corporation, identify the ownership of all of the shares and securities of the Tenant, and in the case of a Tenant that is a partnership, identify the partners of the Tenant and their respective interests in the partnership, all from the commencement of the Term or the date of earlier execution of this Lease up to the date such books and records are made available to the Landlord.

11.    FIXTURES AND IMPROVEMENTS

11.1    Installation of Fixtures and Improvements

The Tenant will not make, erect, install, or alter any Leasehold Improvements or trade fixtures in the Premises, any safe or special lock in the Premises, or any apparatus for illumination, air-conditioning, cooling, heating, refrigerating, or ventilating the Premises, in any case without having requested and obtained the Landlord’s prior written
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approval, which the Landlord will not unreasonably withhold. In making, erecting, installing, or altering any Leasehold Improvements or trade fixtures, the Tenant: (a) will comply with the procedures set out in Schedule F; (b) will comply with any other tenant construction guidelines established by the Landlord from time to time in respect of the Park; (c) will obtain all required building and occupancy permits; (d) will not alter or interfere with any installations that have been made by the Landlord without the prior written approval of the Landlord; and (e) in no event will alter or interfere with window coverings installed

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by the Landlord on exterior windows. The Tenant’s request for any approval under this clause 11.1 will be in writing and accompanied by a reasonably detailed description of the contemplated work and, where appropriate, plans, working drawings, and specifications of the work. Any out-of-pocket expense incurred by the Landlord in connection with any such approval will be deemed incurred by way of Additional Services. All work to be performed in the Premises will be performed by competent contractors and subcontractors of whom the Landlord will have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord’s contractors and subcontractors be engaged for any mechanical or electrical work) and by workers whose labour union affiliations are compatible with those of workers employed by the Landlord and its contractors and subcontractors. All such work will be subject to inspection by and the reasonable supervision of the Landlord as an Additional Service and will be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord.

11.2    Liens and Encumbrances on Fixtures and Improvements

In connection with the making, erection, installation, or alteration of Leasehold Improvements and trade fixtures, and all other work or installations made by or for the Tenant in the Premises, the Tenant will comply with all of the provisions of the Builders Lien Act, S.B.C. 1997, c. 45, as such legislation may be amended or substituted from time to time (including any provision requiring or enabling the retention of portions of any sums payable by way of holdbacks), will permit the Landlord to take all steps to enable the Landlord to obtain the benefit of the provisions of the Builders Lien Act, and, except as to any lawful holdback, will promptly pay all accounts relating to those provisions. If and when any builders’ or other lien for work, labour, services, or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims for such a lien arise or are filed, the Tenant will within 20 days after receipt of notice of it procure the discharge of it, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies under this Lease avail itself of its remedy under clause 15.1 and may make any payments required to procure the discharge of any such liens or encumbrances, and will be entitled to be reimbursed by the Tenant as provided in clause 15.1, and its right to reimbursement will not be affected or impaired if the Tenant then or subsequently establishes or claims that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off, or defence. This clause will not prevent
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the Tenant granting a security interest in its furniture or equipment that are not in the nature of fixtures.

11.3    Removal of Fixtures and Improvements

All Leasehold Improvements in or upon the Premises will immediately upon affixation be and become the Landlord’s property without compensation to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture, or equipment will be removed by the Tenant

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from the Premises either during or at the expiration or sooner termination of the Term, except that:

(a)    the Tenant may at the end of the Term remove its trade fixtures;

(b)    the Tenant will at the end of the Term remove such of the Leasehold Improvements and trade fixtures as the Landlord requires to be removed; and

(c)    the Tenant will remove its furniture and equipment at the end of the Term, and also during the Term in the usual and normal course of its business where such furniture or equipment has become excess for the Tenant’s purposes or the Tenant is substituting new furniture and equipment.

The Tenant will, in the case of every removal either during or at the end of the Term, immediately make good any damage caused to the Premises by the installation and removal.

11.4    Alterations by Landlord

The Landlord reserves the right from time to time to:

(a)    make any deletions, changes, and additions to the equipment, appliances, pipes, plumbing, wiring conduits, ducts, shafts, structures, and facilities of every kind throughout the Building, including the Premises;

(b)    alter the location and nature of common areas of the Building and the Park, including Service Areas, make reductions to it, erect additions to it, and extend any part of it; and

(c)    make alterations and additions to the Building and the Park;

and in exercising any such rights, the Landlord will take reasonable steps to minimize any interference caused to the Tenant’s access to and from, and operations in, the Premises, but by exercising any such rights, the Landlord will not be deemed to have constructively evicted the Tenant or otherwise to be in breach of this Lease, nor will the Tenant be entitled to any abatement of rent or other compensation from the Landlord.

11.5    Charge on Leasehold Improvements
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Intentionally deleted.

12.    INSURANCE AND LIABILITY

12.1    Landlord’s Insurance

The Landlord will be deemed to have insured (for which purpose it will be a co-insurer, if and to the extent that it will not have insured) the Building and all improvements and

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installations made by the Landlord in the Premises, except to the extent hereinafter specified, in respect of perils and to amounts and on terms and conditions that from time to time are insurable at a reasonable premium and that are normally insured by reasonably prudent owners of properties similar to the Building, as from time to time determined at reasonable intervals (but that need not be determined more often than annually) by insurance advisors selected by the Landlord, whose written opinion will be conclusive. Upon the request of the Tenant from time to time the Landlord will furnish a statement as to the perils in respect of which and the amounts to which it has insured the Building. The Landlord may maintain such other insurance in such amounts and upon such terms as would normally be carried by a prudent owner.

12.2    Tenant’s Insurance

The Tenant will take out and keep in force during the Term:

(a)    commercial general liability (including bodily injury, death, and property damage) insurance on an occurrence basis with respect to the business carried on, in, or from the Premises and the Tenant’s use and occupancy of them, of not less than
[redacted]per occurrence, which insurance will include the Landlord as an additional insured and will protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured; and

(b)    all risks property insurance upon all property in the Premises owned or leased by the Tenant or for which the Tenant is legally liable including but not limited to its furniture, fixtures, and all Tenant Improvements, and insurance upon all glass and plate glass in the Premises, against breakage and damage from any cause, all in an amount equal to the full replacement value thereof, which amount in the event of a dispute shall be determined by the decision of the Landlord, and which insurance will include the Landlord as Loss Payee as the Landlord’s interest may appear with respect to the Leasehold Improvements and provided that any proceeds recoverable in the event of loss to Leasehold Improvements will be payable to the Landlord, but the Landlord agrees to make available such proceeds toward the repair or replacement of the Tenant Improvements if this Lease is not terminated under any other provision of it; and

(c)    tenant’s fire legal liability insurance in an amount not less than the actual cash value of the Premises.

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All insurance required to be maintained by the Tenant under this Lease will be on terms and with insurers to which the Landlord has no reasonable objection and will provide that such insurers will provide to the Landlord 30 days’ prior written notice of cancellation or material alteration of such terms. The Tenant will furnish to the Landlord certificates or other evidence acceptable to the Landlord as to the insurance from time to time required to be effected by the Tenant and its renewal or continuation in force, either by means of a certified copy of the policy or policies of insurance with all amendments and endorsements or a certificate from the Tenant’s insurer that, in the case of comprehensive general liability insurance, will provide such information as the Landlord

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reasonably requires.. If the Tenant fails to take out, renew, and keep in force such insurance the Landlord may do so as the agent of the Tenant and the Tenant will repay to the Landlord any amounts paid by the Landlord as premiums promptly upon demand.

12.3    Limitation of Landlord’s Liability

The Tenant agrees that:

(a)    the Landlord will not be liable for any bodily injury to or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees, or licensees or any other person in, on, or about the Park, or for any interruption of any business carried on in the Premises, and, without limiting the generality of the foregoing, in no event will the Landlord be liable:

(i)    for any damage other than Insured Damage or for bodily injury or death of anyone resulting from fire, explosion, earthquake, flood, falling plaster, steam, gas, electricity, water, rain, snow, dampness, or leaks from any part of the Premises or from the pipes, appliances, electrical system, plumbing works, roof, subsurface, or other part or parts of the Park or from the streets, lanes, and other properties adjacent to them;

(ii)    for any damage, injury, or death caused by anything done or omitted by the Tenant or any of its servants or agents or by any other tenant or person in the Park;

(iii)    for the non-observance or the violation of any provision of any of the rules and regulations of the Landlord in effect from time to time (including the Tenants’ Manual) or of any lease by another tenant of premises in the Park or any concessionaire, employee, licensee, agent, customer, officer, contractor, or other invitee of any of them, or by anyone else;

(iv)    for any act or omission (including theft, malfeasance, or negligence) on the part of any agent, contractor, or person from time to time employed by it to perform janitorial services, security services, supervision, or any other work in or about the Premises or the Park;

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(v)    for loss or damage, however caused, to money, securities, negotiable instruments, papers, or other valuables of the Tenant or any of its servants or agents;

(vi)    for the failure to supply interior climate control or elevator service when prevented from doing so by strikes, the necessity of repairs, any order or regulation of any body having jurisdiction, the failure of the supply of any utility required for the operation thereof, or any other cause beyond the Landlord’s reasonable control; or

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(vii)    for any bodily injury, death, or damage to property arising from the use of, or any happening in or about, any elevator; and,

(b)    the Tenant releases and discharges the Landlord from any and all actions, causes of action, claims, damages, demands, expenses, and liabilities that the Tenant now or hereafter may have or incur arising from any matter for which the Landlord is not liable under subclause 12.3(a).

12.4    Limitation of Tenant’s Liability

The Landlord releases the Tenant from all claims or liabilities:

in respect of any damage that is Insured Damage, to the extent of the cost of repairing such damage, but not from injury, loss or damage that is consequential to it or that arises from it where the Tenant is negligent or otherwise at fault; and

12.5    Indemnity of Landlord

Except as provided in clause 12.4, the Tenant agrees to indemnify and save harmless the Landlord in respect of all claims for bodily injury or death, property damage, or other loss or damage arising from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee, or licensee of the Tenant, and in respect of all costs, expenses, and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining to them, and in respect of any loss, costs, expense, or damage suffered or incurred by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease. This indemnity will survive the expiry or termination of this Lease.

13.    SUBORDINATION, ATTORNMENT, REGISTRATION, AND CERTIFICATES

13.1    Tenant’s Covenants

The Tenant agrees with the Landlord that:

13.2    Sale or Financing of Park

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The rights of the Landlord under this Lease may be mortgaged, charged, transferred, or assigned to a purchaser or purchasers, or to a mortgagee or trustee for bond holders, and in the event of a sale or of default by the Landlord under any mortgage, trust deed, or trust indenture and the purchaser, mortgagee, or trustee, as the case may be, duly entering into possession of the Building or the Premises, the Tenant agrees to attorn to and become the tenant of such purchaser or purchasers, mortgagee, or trustee under the terms of this Lease.

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13.3    Subordination and Attornment

If required by any mortgagee or the holder of any trust deed or trust indenture, this Lease and all rights of the Tenant under this Lease will be subject and subordinate to all mortgages, trust deeds, or trust indentures now or hereafter existing that may now or hereafter affect the Park and to all renewals, modifications, consolidations, replacements, and extensions of them. The Tenant, whenever required by any mortgagee (including any trustee under a trust deed or trust indenture), will attorn to such mortgagee as the tenant upon all of the terms of this Lease, provided the mortgagee enters in a non-disturbance agreement, acknowledging and protecting the rights of the Tenant, on a form acceptable to the Tenant, acting reasonably. The Tenant agrees to execute and deliver promptly whenever requested by the Landlord or by such mortgagee an instrument of subordination or attornment, as the case may be, as may be required of it, in exchange for such non-disturbance agreement.

13.4    Registration

The Tenant agrees that the Landlord will not be obliged to deliver this Lease in form registrable under the Land Title Act, R.S.B.C. 1996, c. 250 and covenants and agrees with the Landlord not to register this Lease.

13.5    Certificates

The Tenant agrees with the Landlord that the Tenant will promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord and, if required by the Landlord, to any mortgagee (including any trustee under a trust deed or trust indenture) or prospective purchaser (as designated by the Landlord) a certificate in writing as to the status of this Lease at that time, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable under this Lease and the state of the accounts between the Landlord and Tenant, the existence or non- existence of defaults, and any other customary matters pertaining to this Lease as to which the Landlord reasonably requests a certificate.

13.6    Assignment by Landlord

In the event of the sale by the Landlord of the Park or the Building or a portion of it containing the Premises or the assignment by the Landlord of this Lease or any interest of the Landlord under this Lease, and to the extent that such purchaser or assignee has
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assumed the covenants and obligations of the Landlord under this Lease, the Landlord will, without further written agreement, be freed and relieved of liability upon such covenants and obligations.

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14.    OCCURRENCE OF DEFAULT

14.1    Unavoidable Delay

Except as otherwise expressly provided in this Lease, if and whenever and to the extent that either the Landlord or the Tenant is prevented, delayed, or restricted in the fulfilment of any obligations under this Lease in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of Rent) by reason of civil commotion, war-like operation, invasion, rebellion, hostilities, sabotage, strike, or work stoppage, or being unable to obtain any material, service, utility, or labour required to fulfil such obligation or by reason of any statute, law, or regulation of or inability to obtain any permission from any governmental authority having lawful jurisdiction preventing, delaying, or restricting such fulfilment, or by reason of other unavoidable occurrence other than lack of funds, the time for fulfilment of such obligation will be extended during the period in which such circumstance operates to prevent, delay, or restrict the fulfilment of it, and the other party to this Lease will not be entitled to compensation for any inconvenience, nuisance, or discomfort thereby occasioned, nor will Rent abate; but nevertheless the Landlord will use reasonable efforts to maintain services essential to the use and enjoyment of the Premises.

14.2    No Admission

The acceptance of any Rent from or the performance of any obligation under this Lease by a person other than the Tenant will not be construed as an admission by the Landlord of any right, title, or interest of such person as a subtenant, assignee, transferee, or otherwise in the place and stead of the Tenant.

14.3    Part Payment

The acceptance by the Landlord of a part payment of any sums required to be paid under this Lease will not constitute waiver or release of the right of the Landlord to payment in full of such sums.

15.    TENANT’S DEFAULT, REMEDIES OF LANDLORD, AND SURRENDER

15.1    Remedying by Landlord, Non-payment, and Interest

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In addition to all the rights and remedies of the Landlord available to it in the event of any default under this Lease by the Tenant, either by any other provision of this Lease or by statute or the general law, the Landlord:

(a)    will have the right at all times to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Premises to do any work or other things in them, and in such event all expenses of the Landlord in remedying or attempting to remedy such default together with an administrative charge equal

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to [redacted]of the total of such expenses will be payable by the Tenant to the Landlord promptly upon demand;

(b)    will have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease as in the case of non-payment of Rent;

(c)    if the Tenant fails to pay any Rent promptly when due, will be entitled, if it demands it, to interest thereon at a rate of [redacted]; and

(d)    will be entitled to be reimbursed by the Tenant, and the Tenant will promptly pay the Landlord, the amount of all costs and expenses (including, without limitation, legal costs on a solicitor-and-own-client basis) incurred by the Landlord in connection with the default or in efforts to enforce any of the rights, or to seek any of the remedies, to which the Landlord is or may be entitled under this Lease.

15.2    Remedies Cumulative

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default under this Lease by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, as the express provisions under this Lease as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

15.3    Right of Re-entry on Default

It is expressly agreed that:

(a)    if and whenever the Rent or other amounts payable by the Tenant or any part thereof, whether lawfully demanded or not, are unpaid and the Tenant has failed to pay such Rent or other amounts within five days after the Landlord has given to the Tenant notice requiring such payment; or

(b)    if the Tenant breaches or fails to observe and perform any of the other covenants, agreements, provisos, conditions, rules, or regulations and other
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obligations on the part of the Tenant to be kept, observed, or performed under this Lease and such breach or failure continues for [redacted]after the Landlord has given the Tenant notice of it (or, if the breach or failure reasonably requires a longer period of time to cure, if the Tenant has not commenced to cure the breach or failure within such [redacted]period and thereafter does not diligently pursue the cure of such breach or failure to completion within [redacted]); or

(c)    if without the written consent of the Landlord the Premises are used by any persons other than the Tenant or its permitted assigns or permitted subtenants

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or for any purpose other than that for which the Premises were leased, or occupied by any persons whose occupancy is prohibited by this Lease; or

(d)    if the Premises are vacated or abandoned or remain unoccupied for [redacted]or more while capable of being occupied; or

(e)    if the Term or any of the goods and chattels of the Tenant is at any time seized in execution or attachment; or

(f)    if a receiver or receiver-manager is appointed of the business or property of the Tenant; or

(g)    if the Tenant makes any assignment for the benefit of creditors or any bulk sale, becomes bankrupt or insolvent or takes the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors or (if a corporation) takes any steps or permits any order to be made for its winding-up or other termination of its corporate existence; or

(h)    if any policy of insurance upon the Park from time to time effected by the Landlord is cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Premises by the Tenant or any assignee, subtenant, or licensee of the Tenant or anyone permitted by the Tenant to be upon the Premises and the Tenant, after receipt of notice in writing from the Landlord, fails to take such immediate steps in respect of such use or occupation as enables the Landlord to reinstate or avoid cancellation of (as the case may be) such policy of insurance; or

(i)    if the Landlord becomes entitled to terminate this Lease or to re-enter the Premises under any provision of it;

then and in every such case it will be lawful for the Landlord thereafter to enter into and upon the Premises or any part of them in the name of the whole and the same to have again, repossess, and enjoy as of its former estate, anything in this Lease to the contrary notwithstanding. The Landlord may use such force as it may deem necessary for the purpose of gaining admittance to and re-taking possession of the Premises, and the Tenant hereby releases the Landlord from all actions, proceedings, claims, and demands
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whatsoever for and in respect of any such forceable entry or any loss or damage in connection with it.

15.4    Termination and Re-entry

If and whenever the Landlord becomes entitled to re-enter upon the Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies, will have the right to terminate this Lease by giving to the Tenant or by leaving upon the Premises notice in writing of such termination. Thereupon, this Lease and the Term will terminate,

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and the Tenant will immediately deliver up possession of the Premises to the Landlord in accordance with clause 15.8.

15.5    Certain Consequences of Termination and Re-entry

If the Landlord re-enters the Premises or if this Lease is terminated by reason of any event set out in clause 15.3, then without prejudice to the Landlord’s other rights and remedies:

(a)    the provisions of this Lease that relate to the consequences of termination, and the provisions of this Lease as they apply with respect to acts, events, and omissions that occurred prior to the termination, will all survive such termination;

(b)    in addition to the payment by the Tenant of Rent and other payments for which the Tenant is liable under this Lease, Rent for the current month and the next ensuing three months will immediately become due and be paid by the Tenant or the person then controlling the Tenant’s affairs; and

(c)    the Tenant or person then controlling the affairs of the Tenant will pay to the Landlord on demand such reasonable expenses as the Landlord has incurred, and a reasonable estimate of the Landlord of expenses the Landlord expects to incur, in connection with the re-entering, terminating, re-letting, collecting sums due or payable by the Tenant, and storing and realizing upon assets seized, including without limitation brokerage fees, legal fees (on a full indemnity basis) and disbursements, the expenses of cleaning and making and keeping the Premises in good order, and the expenses of repairing the Premises and preparing them for re-letting.

15.6    Waiver of Distress and Bankruptcy

The Tenant waives the benefit of any present or future statute taking away or limiting the Landlord’s right of distress and covenants and agrees that, notwithstanding any such statute, none of the goods and chattels of the Tenant on the Premises at any time during the Term will be exempt from levy by distress for rent in arrears (except for all data, computer hard drives and paper files located on the Premises, which will be
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exempt from levy by distress). The Tenant will not sell, dispose of, or remove any of the fixtures, goods, or chattels of the Tenant from or out of the Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new fixtures, goods, or chattels of equal value or is bona fide disposing of individual items that have become excess for the Tenant’s purposes. The Tenant agrees that it will not, without the Landlord’s consent, resiliate or disclaim or attempt to resiliate or disclaim or seek any order to permit it to resiliate or disclaim this Lease in any bankruptcy, insolvency, reorganization, or other proceeding or court application, and, if required by the Landlord, waives in favour of the Landlord the benefit of s. 65.2 of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3 as amended, and any provision of similar import.

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15.7    Re-letting and Sale of Personalty

Whenever the Landlord becomes entitled to re-enter upon the Premises under any provision of this Lease, the Landlord, in addition to its other rights, will have the right as agent of the Tenant to enter the Premises and re-let them (for a term or terms shorter or longer than the balance of the Term, granting reasonable concessions in connection therewith), and to receive the rent for them, and as the agent of the Tenant to take possession of any furniture or other property on them, and to sell it at public or private sale without notice, and to apply the proceeds and any rent derived from re-letting the Premises upon account of the Rent due and to become due under this Lease, and the Tenant will be liable to the Landlord for the deficiency, if any.

15.8    Surrender on Termination

Immediately upon the termination of this Lease, whether by effluxion of time or otherwise, the Tenant will vacate and deliver up possession of the Premises in a neat and tidy state and in good and substantial repair in accordance with the Tenant’s obligation under this Lease to repair the Premises, but subject to the Tenant’s rights and obligations in respect of removal in accordance with clause 11.3. At the same time the Tenant will surrender to the Landlord, at the place then fixed for the payment of Rent, all keys and other devices that provide access to the Premises, the Building, or any part of them and will inform the Landlord of all combinations to locks, safes, and vaults, if any, in the Premises.

16.    ENVIRONMENTAL MATTERS AND BIOHAZARDS

16.1    Tenant’s Covenants and Indemnity

The Tenant covenants and agrees as follows:

(a)    not to use or permit to be used all or any part of the Premises for the sale, storage, manufacture, handling, disposal, use, or any other dealing with any Contaminants, without the prior written consent of the Landlord, which may be unreasonably withheld;

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(b)    in the event the Landlord permits any part of the Premises to be used for the sale, storage, manufacture, handling, disposal, use or any other dealing with any Contaminants, the Tenant will provide proper and adequate receptacles for all such Contaminants and ensure they are removed from the Lands in accordance with all Environmental Laws;

(c)    to strictly comply, and cause any person for whom it is in law responsible to comply, with all Environmental Laws regarding the use and occupancy of the Premises;

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(d)    to promptly provide to the Landlord a copy of any environmental site investigation, assessment, audit, report, or test results relating to the Premises conducted by or for the Tenant at any time and at the Landlord’s request from time to time to obtain from an independent environmental consultant approved by the Landlord an environmental site investigation of the Premises or an environmental audit of the operations at the Premises, the scope of which will be satisfactory to the Landlord, and will include any additional investigations as the environmental consultant may recommend, and to promptly provide such written authorizations as the Landlord may require from time to time to make inquiries of any government authority regarding the Tenant. The Tenant will, prior to undertaking any subsurface testing, obtain the Landlord’s prior written approval of the proposed plan of investigation, which approval will not be unreasonably withheld;

(e)    to waive the requirement, if any, for the Landlord to provide a site profile for the Premises under the Environmental Management Act or any regulations pursuant to that Act;

(f)    to maintain all environmental site investigations, assessments, audits, reports, and test results relating to the Premises in strict confidence (including without limitation any government authority) except as required by law, or to the Tenant’s professional advisers and lenders on a need-to-know basis, or with the prior written consent of the Landlord, which consent may be unreasonably withheld;

(g)    to promptly notify the Landlord in writing of any release of a Contaminant or any other occurrence or condition at the Premises or any adjacent property which could contaminate the Premises or subject the Landlord or the Tenant to any fines, penalties, orders, investigations, or proceedings under Environmental Laws;

(h)    on the expiry or earlier termination of this Lease or at any time if requested by the Landlord or required by an government authority under Environmental Laws, to remove from the Premises all contaminants, and to remediate by removal any contamination of the Premises or any adjacent property resulting from Contaminants, in either case brought on to, used at, or released from the
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Premises by the Tenant or any person for whom it is in law responsible. The Tenant will perform these obligations promptly at its own cost and in accordance with Environmental Laws. The Tenant will provide to the Landlord full information with respect to any remedial work performed under this clause and will comply with the Landlord’s requirements with respect to such work. The Tenant will use a qualified environmental consultant approved by the Landlord to perform the remediation and will obtain the written agreement of the consultant to the Landlord relying on its report. The Tenant will, at its own cost, obtain such approvals and certificates from the B.C. Ministry of Environment and other applicable government authorities in respect of the remediation as are required

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under Environmental Laws or by the Landlord, including, without limitation, a certificate of compliance evidencing completion of the remediation satisfactory to the Ministry and the Landlord. All such Contaminants will remain the property of the Tenant, notwithstanding any rule of law or other provision of this Lease to the contrary, and notwithstanding the degree of their affixation to the Premises; and

(i)    to indemnify the Landlord and its shareholders, directors, officers, employees, agents, successors, and assigns from any and all liabilities, actions, damages, claims, remediation cost recovery claims, losses, costs, orders, fines, penalties, and expenses whatsoever, including any and all environmental or statutory liability for remediation, all legal and consultants’ fees and expenses and the cost of remediation of the Premises and any adjacent property arising from or in connection with:

(i)    any breach of or non-compliance with the provisions of this clause by the Tenant; or

(ii)    any release or alleged release of any Contaminants at or from the Premises related to or as a result of the use and occupation of the Premises or any act or omission of the Tenant or any person for whom it is in law responsible.

The obligations of the Tenant under this clause will survive the expiry or earlier termination of this lease.

17.    MISCELLANEOUS

17.1    Notices

Any notice required or contemplated by any provision of this Lease will be given in writing, and if to the Landlord, either delivered to an executive officer of the Landlord or delivered or mailed (by prepaid registered mail) to the Landlord at the address set out in subclause 1.1(a), or if the Landlord has given the Tenant notice of another address in Canada to which notices to the Landlord under this Lease are to be given, then to the last such address of which the Tenant has been given notice; and if to the Tenant, either
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delivered to the Tenant personally (or to a partner or officer of the Tenant if the Tenant is a firm or corporation) or delivered or mailed (by prepaid registered mail) to the Tenant at the Premises.

Every such notice will be deemed to have been given when delivered or, if mailed as provided, upon the third business day after the day of mailing in Canada provided that if mailed, should there be a mail strike, slowdown, or other labour dispute that might affect delivery of such notice between the time of mailing and the actual receipt of notice, then such notice will only be effective if actually delivered.

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17.2    Extraneous Agreements

The Tenant acknowledges that there are no covenants, representations, warranties, agreements, or conditions expressed or implied relating to this Lease or the Premises save as expressly set out in this Lease and in any agreement to lease in writing between the Landlord and the Tenant pursuant to which this Lease has been executed. In the event of any conflict between the terms of this Lease and such agreement to lease, the terms of this Lease will prevail. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

17.3    Time of Essence

Time is of the essence of this Lease.

17.4    Area Determination

The Rentable Area of any premises (including the Premises) or the Building or the Park will be determined by the Landlord’s architect or surveyor from time to time appointed for the purpose. Such determination will be conclusive. For clarity, in the event the Rentable Area of the Premises is determined to be more than set out in clause 1.1(d), than Rent will be adjusted accordingly; provided, however, that the Rent will not be adjusted retroactively.

17.5    Successors and Assigns

This Lease and everything in it will enure to the benefit of and be binding upon the successors and assigns of the Landlord and its heirs, executors, and administrators and the permitted successors and permitted assigns of the Tenant. References to the Tenant will be read with such changes in gender as may be appropriate, depending upon whether the Tenant is a male or female person or a firm or corporation. If the Tenant is comprised of more than one person or entity, then each such person and entity is jointly and severally bound by the representations, warranties, agreements, and covenants of the Tenant and any notice given or deemed to have been given at any time to any such person or entity will be deemed to have been given at the same time to each other such person and entity.

17.6    Frustration
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Notwithstanding the occurrence or existence of any event or circumstance or the non- occurrence of any event or circumstance, and so often and for so long as the same may occur or continue that, but for this clause, would frustrate or void this Lease, and notwithstanding any statutory provision to the contrary, the obligations and liabilities of the Tenant will continue in full force and effect as if such event or circumstance had not occurred or existed.

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17.7    Waiver

No condoning, excusing, or overlooking by the Landlord or Tenant of any default, breach, or non-observance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso, or condition in this Lease will operate as a waiver of the Landlord’s or the Tenant’s rights under this Lease in respect of any continuing or subsequent default, breach, or non-observance or so as to defeat or affect in any way the rights of the Landlord or the Tenant in this Lease in respect of any such continuing or subsequent default or breach, no acceptance of rent by the Landlord subsequent to a default by the Tenant (whether or not the Landlord knows of the default) will operate as a waiver by the Landlord, and no waiver will be inferred from or implied by anything done or omitted by the Landlord or the Tenant except only express waiver in writing.

17.8    Governing Law and Severability

This Lease will be governed by and construed in accordance with the laws in force in the province of British Columbia. The venue of any proceedings taken in respect of or under this Lease will be Victoria, British Columbia as long as such venue is permitted by law, and the Tenant will consent to any application by the Landlord to change the venue to Victoria, British Columbia of any proceedings taken elsewhere. The Landlord and the Tenant agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate clause of it. Should any provision or provisions of this Lease be illegal or not enforceable, it or they will be considered separate and severable from the Lease and its remaining provisions will remain in force and be binding upon the parties as though the illegal or unenforceable provision or provisions had never been included.

17.9    Captions

The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit, or enlarge the scope or meaning of this Lease or of any provision of it.

17.10    Acceptance

The Tenant accepts this Lease of the Premises, to be held by it as tenant, and subject to the conditions, restrictions, and covenants specified in this Lease. Subject to the express
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provisions of this Lease and the schedules hereto, the acceptance of possession of the Premises will be conclusive evidence as against the Tenant that at the Commencement Date of the Term the Landlord had duly completed all work required to be completed by the Landlord prior to the Commencement Date of the Term and the Premises were in good order and satisfactory condition for the commencement of the work and business of the Tenant, subject only to latent defects not discoverable upon reasonable inspection.

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17.11    Deposit

The Tenant shall pay, upon the execution of this Lease, the sum stated in subclause 1.1(j) (the “Deposit”), a portion of which shall be applied to the first months’ payment of Base Rent due hereunder, and the balance remaining thereafter shall be held as security for the faithful performance of, and compliance with, all of the terms, covenants and conditions in this Lease. If the Tenant fails to comply with its obligations herein or shall surrender the Premises without the written consent of the Landlord, or is dispossessed therefrom or abandons the Premises prior to the expiration of the Term, then, and in that event, the balance of the Deposit shall belong to the Landlord as fixed, liquidated and agreed damages, in payment of such disbursements, costs and expenses which it may undergo for the purpose of regaining possession of the Premises and without limiting any other rights, remedies or damages of the Landlord. The Landlord shall apply the balance of the Deposit provided for herein against the total damages resulting from a breach of the terms of this Lease by the Tenant. If, however, all material terms, covenants and conditions are fully complied with by the Tenant, then, and in that event, the balance of the Deposit shall be returned to the Tenant on surrender of the Premises in a good state and condition as required by this Lease.

17.12    Expropriation

If at any time during the Term the interest of the Tenant under this Lease or the whole or any part of either the Premises or any other part of the Building is taken by any lawful power or authority by the right of expropriation, the Landlord may at its option give notice to the Tenant terminating this Lease on the date when the Tenant or Landlord is required to yield up possession to the expropriating authority. Upon such termination, or upon termination by operation of law, as the case may be, the Tenant will immediately surrender the Premises and all its interest in them, Rent will abate and be apportioned to the date of termination, the Tenant will promptly pay to the Landlord the apportioned Rent and all other amounts that may be due to the Landlord up to the date of termination, and clause 15.8 will apply. The Tenant will have no claim upon the Landlord for the value of its property or the unexpired Term of this Lease, but the parties will each be entitled to separately advance their claims for compensation for the loss of their respective interests in the Premises, and the parties will each be entitled to receive and retain such compensation as may be awarded to each respectively. If an award of compensation made to the Landlord specifically includes an award for the Tenant, the Landlord will account for it to the Tenant. In this clause the word
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“expropriation” includes a sale by the Landlord to an authority with powers of expropriation, in lieu of or under threat of expropriation.

17.13    Parking

Parking is publicly available at the Park in the parking areas, and can be obtained by the Tenant, its employees, or visitors throughout the Term at the rates prevailing from time to time for such parking stalls. Parking is on a first-come, first-served basis.

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18.    SPECIAL PROVISIONS

18.1    Option to Extend

The Landlord covenants with the Tenant that if:

(a)    the Tenant gives notice to the Landlord that the Tenant wishes to obtain an extension of this Lease, such notice to be given not later than nine months, before the expiry of the initial term granted in this Lease;

(b)    at the time of giving such notice the Tenant is not in breach of any covenant or condition contained in this Lease; and

(c)    the Tenant has duly and regularly throughout the initial term observed and performed the covenants and conditions in this Lease;

then the Landlord will grant to the Tenant at the Tenant’s expense an extension lease of the Premises for a further term of that number of years specified in subclause 1.1(i) upon the same terms and conditions in this Lease, except this covenant to extend and except the Annual Base Rent that will be the greater of the Current Market Rent for the Premises with its Leasehold Improvements (having regard to the duration of the extension term) or the sum of the Annual Base Rent payable for the last year of the initial term, and except any rent-free periods, tenant allowances, or other inducements. If the Landlord and the Tenant are unable at least three months before the expiry of the initial term to agree upon such Current Market Rent, the determination of such Current Market Rent will be referred to a single arbitrator if the parties agree upon one, otherwise to a board of three arbitrators, one to be appointed by each of the Landlord and the Tenant and a third arbitrator to be appointed in writing by the first two-named arbitrators; if the Landlord or the Tenant refuses or neglects to appoint an arbitrator within seven clear days after the other has served a written notice upon the party so refusing or neglecting to make such appointment, the arbitrator first appointed will, at the request of the party appointing the arbitrator, proceed to determine such rent as if he or she were a single arbitrator appointed by both the Landlord and Tenant for the purpose. If two arbitrators are so appointed within the time prescribed and they do not agree upon the appointment of the third arbitrator within a period of seven days from the date of appointment of the second arbitrator, then upon the application of either the Landlord or the Tenant, the third arbitrator will be appointed by a Judge of the Supreme Court in accordance with the procedure set out in the Arbitration Act, R.S.B.C.
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1996, c. 55 as amended from time to time, or such similar statute then in force in the province of British Columbia. The third arbitrator will chair the arbitration. The determination made by the arbitrators or the majority of them, or by the single arbitrator, as the case may be, will be final and binding upon the Landlord and the Tenant and their respective successors and assigns. The cost of the arbitration and the arbitrators will be borne equally by the Landlord and the Tenant, unless otherwise ordered by the arbitrator. The provisions of this clause will be deemed to be a submission to arbitration within the provisions of the Arbitration Act

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provided that any limitation on the remuneration of the arbitrators imposed by such legislation will not be applicable.

18.2    Counterpart

This Lease may be executed and delivered in counterpart and by electronic means, and if so executed and delivered, will be as effective as one originally executed agreement.
IN WITNESS WHEREOF the parties have executed this Lease as of the date first above written. LANDLORD:
UNIVERSITY OF VICTORIA PROPERTIES
INVESTMENTS INC. on behalf of the VANCOUVER ISLAND TECHNOLOGY PARK TRUST

By:    /s/ Peter Kuran     Peter Kuran, CEO
I have authority to bind the corporation

TENANT:
AURINIA PHARMACEUTICALS INC.

By:    /s/ Max Donley     Authorized Signatory

By:    /s/ Joe Miller     Authorized Signatory

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SCHEDULE A

Floor Plan(s) of the Premises

Suite 1203 – 3,800 sf
Suite 1201 – 9,406 sf
Total: 13,206 sf

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SCHEDULE B

DEFINITIONS

In this Lease:

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“Additional Rent” means all sums of money to be paid by the Tenant, whether to the Landlord or otherwise under this Lease, except for Annual Base Rent and goods and services tax payable by the Tenant.

“Additional Services” means the services and supervision supplied by the Landlord and referred to in clause 9.2 or in any other provision of this Lease as Additional Services; any other services that from time to time the Landlord supplies to the Tenant and that are additional to other services that the Landlord has agreed to supply under this Lease and to like provisions of other leases of the Park, or that the Landlord may elect to supply as included within the standard level of services available to tenants generally and in addition to those normally supplied; the provision of labour and supervision in connection with the moving of any furniture or equipment of the Tenant; the making of any repairs or alterations for the Tenant; and the provision to the Tenant or the Premises of maintenance or other services not normally furnished to tenants or other leasable premises generally; and “Additional Service” means any such service.

“Annual Base Rent” means the annual rent specified in subclause 1.1(g) and payable by the Tenant as specified in subclause 4.1(a).

“Basic Terms” means those terms set out in clause 1.1, some of which are more particularly defined in this Schedule B.

“Building” means that certain building and those certain areas and improvements constructed on the Lands known as Building No. 100, and all additions and replacements to it.

“Commencement Date” means the date the Term commences as specified in or determined under subclause 1.1(f).

“Contaminants” means any pollutants, contaminants, deleterious substances, underground or above- ground tanks, asbestos-containing materials, hazardous, corrosive, or toxic substances, hazardous waste, waste, polychlorinated biphenyls (“PCBs”), PCB-containing equipment or materials, pesticides, defoliants, fungi, including mould and spores arising from fungi, or any other solid, liquid, gas, vapour, odour, heat, sound, vibration, radiation, or combination of any of them, which is now or hereafter prohibited, controlled, or regulated under Environmental Laws.

“Cost of Additional Services” means in the case of Additional Services provided by the Landlord a reasonable charge made for them by the Landlord that will not exceed the cost of obtaining such services from independent contractors, and in the case of Additional Services provided by independent contractors the Landlord’s total cost of providing Additional Services to the Tenant including the cost of all labour (including salaries, wages, and fringe benefits) and materials and other direct expenses incurred, the cost of supervision and other indirect expenses capable of being allocated to them (such allocation to be made

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upon a reasonable basis) and all other out-of-pocket expenses made in connection with them including amounts paid to independent contractors, plus an administration fee equal to 15% of each component thereof.

“Current Market Rent” means that rent that would be paid for improved office space in office buildings of similar age and location in Victoria, as between persons dealing in good faith and at arm’s length,
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without reduction for any cash payment, leasehold improvement allowance, rent-free period or other inducement.

“Environmental Laws” means any statutes, laws, regulations, orders, bylaws, standards, guidelines, protocols, criteria, permits, codes of practice, and other lawful requirements of any government authority having jurisdiction over the Premises now or hereafter in force relating in any way to the environment, environmental assessment, health, occupational health and safety, protection of any form of plant or animal life or transportation of dangerous goods, including the principles of common law and equity.

“Fixturing Period” means the period (if any) specified or determined under subclause 1.1(k), as such period may be extended under the terms of this Lease.

“Goods and Services Tax” or “GST” means and includes any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord or the Tenant from time to time in respect of the Rent payable by the Tenant to the Landlord under this Lease or the rental of the Premises or the provision of any goods, services, or utilities whatsoever by the Landlord to the Tenant under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise.

“Insured Damage” means that part of any damage occurring to any portion of the Premises for which the Landlord is responsible, of which the entire cost of repair is actually recoverable by the Landlord under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord, or, if and to the extent that the Landlord has not insured and is deemed to be a co-insurer or self-insurer under clause 12.1, would have been recoverable had the Landlord effected insurance in respect of perils, to amounts and on terms for which it is deemed to be insured.

“Lands” means those lands and improvements located at 4464 Markham Street, Victoria, British Columbia, and being legally described as Lot 3, Plan VIP68477, District Lot B, Section 96, Lake District.

“Landlord” means the person executing this Lease and includes its successors and assigns; and in the definition of “Operating Cost” references to “Landlord” include the owner of the Park as registered in the applicable land title office and any and all beneficial owners thereof.

“Landlord’s Work” means the work to be performed by the Landlord (if any) at its cost and expense more particularly described in Schedule D.

“Lease Year” means, in the case of the first Lease Year, the period beginning on the Commencement Date and terminating 12 months from the last day of the calendar month in which the Commencement Date occurs (except that if the Commencement Date occurs on the first day of a calendar month, the first Lease

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Year will terminate on the day prior to the first anniversary of the Commencement Date) and, in the case of each subsequent Lease Year, means each 12-month period after the first Lease Year.

“Leasehold Improvements” means all fixtures, improvements, installations, alterations, and additions now or from time to time hereafter made, erected, or installed, whether by the Tenant, the Landlord or
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anyone else, in the Premises or in other premises in the Building with the exception of trade fixtures and furniture and equipment not of the nature of fixtures, but includes all partitions however fixed (including movable partitions) and includes all wall-to-wall carpeting with the exception of such carpeting where laid over vinyl tile or other finished floor and affixed so as to be readily removable without damage.

“Normal Business Hours” means the hours from 6:00 a.m. to 6:00 p.m. Monday to Friday, inclusive, of each week, holidays excepted.

“Operating Cost” means, subject to the exclusions and deductions set out below, the total, without duplication, of the costs, expenses, fees, rentals, disbursements, and outlays (in this definition referred to collectively as “costs”) of every kind paid, payable, or incurred by or on behalf of the Landlord on an accrual basis consistent with generally accepted accounting principles and fully chargeable in the year in which they were incurred (except as expressly set out below) in accordance with generally accepted accounting principles in the maintenance, repair, operation, administration, and management of the Park. Without limiting the generality of the foregoing, Operating Cost will include:

(1)    all salaries, wages, fringe benefits, paid to or for all personnel, including supervisory personnel and managers, to the extent that they are employed by the Landlord (or a person with whom it does not deal at arm’s length) in connection with the maintenance, repair, operation, administration, or management of the Park, and amounts paid to professionals and independent contractors, including any management companies, for any services provided in connection with the maintenance, repair, operation, of the Park or any part of it;

(2)    costs of providing security, supervision, traffic control, janitorial, landscaping, window cleaning, waste collection, disposal and recycling, and snow removal services, and the costs of licence, permits and inspection fees, machinery, supplies, tools, equipment, and materials required or used in connection with the operation, maintenance or repair of the Park or any rentals of it;

(3)    costs of providing electric light and power, fuel, water, telephone, steam, gas, sewage disposal, and other utilities, and costs of replacing building-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs, and controls;

(4)    costs of all insurance premiums paid to third parties for insurance that the Landlord is obligated or permitted to obtain under this Lease;

(5)    sales, goods and services, and excise or other taxes on goods and services provided by or on behalf of the Landlord in connection with the maintenance, repair or operation of the Park net of input tax credits, refunds, or rebates (to the extent the Landlord receives and uses them);

(6)    taxes levied against the Park to the extent not charged to the Tenant under subclauses 4.1(b) and 8.2(b) and to other tenants of the Park under lease provisions similar to subclauses 4.1(b) and

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8.2(b); and costs (including legal and other professional fees) incurred by the Landlord in contesting, resisting, or appealing any Taxes;

(7)    costs of repairs, alterations and replacements to the buildings and improvements located on the Park (including those required to comply with applicable laws or the requirements of the
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Landlord’s insurers that become effective or are imposed after substantial completion of the original construction of the relevant structure) to the extent reasonably allocated by the Landlord to any fiscal period; and amortization of the cost of any repairs, alterations, or replacements except to the extent charged in accordance with the foregoing provisions of this paragraph, in the case of each item of repair, alteration or replacement to be calculated on a straight line basis over such period the Landlord determines is reasonable having regard to the nature of the repair alteration, or replacement, or 15 years, whichever is less;

(8)    depreciation (excluding depreciation on the costs of original components of the electrical, mechanical, and other systems installed as part of the original construction of the Park) of the costs of machinery, equipment, facilities, furniture, furnishings, systems, and property (in this paragraph called “machinery”) installed in or used in connection with the Park (except to the extent that the costs are charged fully in the fiscal period in which they are incurred):

(a)    if a principal purpose of such machinery is to conserve energy, reduce the cost of other items included in Operating Cost, or comply with applicable laws or requirements of the Landlord’s insurers that become effective or are imposed after substantial completion of the Park, or such machinery is used for normal maintenance of the Park; or

(b)    if, as in the case of the electrical, mechanical, and other systems, such machinery by its nature requires periodic or substantial replacement;

in the case of each item of machinery to be calculated on a straight line basis over its useful life or 15 years, whichever is less;

(9)    management fees or management agent fees and administrative charges of a management company, if any, for the Park or any part of it or, if the Landlord chooses to manage the Park or any part of it through itself or through a company or other person with whom it does not deal at arm’s length, a management fee to the Landlord in an amount comparable to that which would be charged by a first-class real estate management company for management of similar buildings in Victoria, British Columbia;

excluding therefrom the following (except as specifically included above):

(10)    depreciation;

(11)    debt service costs;

(12)    any taxes on the income or profits of the Landlord to the extent they are not imposed in lieu of Taxes;

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(13)    costs incurred by the Landlord in leasing the Park, including commissions, advertising costs, and tenant inducement payments;

and deducting therefrom the following:
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(14)    net recoveries by the Landlord from the tenants of the Park in respect of and to the extent (but only to the extent) of costs that have been charged as Operating Cost, other than recoveries from the Tenant under paragraph 4.1(b)(ii) and from other tenants under lease provisions similar to paragraph 4.1(b)(ii);

(15)    net insurance proceeds received by the Landlord to the extent (but only to the extent) that such proceeds reimburse the Landlord for costs that have been charged as Operating Cost; and

(16)    net recoveries by the Landlord in respect of warranties or guarantees relating to the construction of the Park to the extent (but only to the extent) that the repair costs in respect of the work covered by such warranties or guarantees have been charged as Operating Cost.

“Park” means the lands and improvements (including the Lands and Building) known as the Vancouver Island Technology Park.

“Premises” means that portion of the Building having the municipal address and located on those floor(s) and in the suite number(s) set out in subclause 1.1(c), containing the aggregate number of square feet, more or less, of Rentable Area that is set out in subclause 1.1(d) and having the appropriate location and configuration shown outlined in bold on the plan(s) attached as Schedule A. The exterior face of the Building and any space in the Premises used for stairways or passageways to other premises, stacks, shafts, pipes, conduits, ducts, or other building facilities, heating, electrical, plumbing, air conditioning, and other Building systems supplied by the Landlord for use in common with other tenants are expressly excluded from the Premises.

“Prime Rate” means that rate of interest declared from time to time by the main branch in Victoria, British Columbia, of the Bank of Montreal to the Landlord as the annual rate of interest used by such bank as its reference rate in setting interest rates for commercial loans of Canadian dollars in Canada and commonly referred to by such bank as its “prime rate”.

“Rent” means and includes the Annual Base Rent, Additional Rent, and all other sums payable by the Tenant to the Landlord under this Lease except for goods and services tax payable by the Tenant.

“Rentable Area” shall be determined by the Landlord’s architect or land surveyor, acting reasonably, with reference to the following measurement standards, as may be amended or replaced from time to time, published by the Building Owners and Managers Association International (BOMA) and in effect as at the Commencement Date:

(a)    Gross Areas of a Building: Standards Methods of Measurement (ANSI/BOMA Z65.3 – 2009) (the “Gross Area Standard”), if the Premises comprise the entire Building; or

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(b)    Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1 – 2010) (the “2010 Office Standard”), if the Premises comprise a portion of the leasable area of the Building.

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“Service Areas” means the area of corridors, elevator lobbies, service elevator lobbies, refuse areas, washrooms, air-cooling rooms, fan rooms, janitor’s closets, telephone, meter, mechanical, and electrical closets, and other closets on the floor serving the Premises and other premises on such floor should the floor be a multiple-tenancy floor.

“Taxes” means all taxes, rates, duties, levies, and assessments whatsoever, whether municipal, parliamentary, or otherwise, that are levied, imposed, or assessed against or in respect of the Park, or upon the Landlord in respect of them, or that are from time to time levied, imposed, or assessed in the future in addition or in lieu thereof, including those levied, imposed, or assessed for education, schools, and local improvements, and includes all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in contesting, resisting, or appealing any taxes, rates, duties, levies, or assessments, but excludes taxes and licence fees in respect of any business carried on by tenants and occupants of the Park and taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies, and assessments against the Park or upon the Landlord in respect of them.

“Tax Cost” for any calendar year means an amount equal to the aggregate, without duplication, of all Taxes in respect of such calendar year.

“Tenants’ Manual” has the meaning set out in clause 5.9 of this Lease.

“Tenant’s Share” means the fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Total Rentable Area.

“Tenant’s Work” means the work to be performed by the Tenant (if any) at its cost and expense more particularly set forth in Schedule E.

“Term” means the term of this Lease specified in subclause 1.1(e) and any renewal or extension of it and any period of permitted overholding.

“Total Rentable Area” means the total Rentable Area of the Park, whether rented or not. The areas of the floors below the main floor level that are used or available for use in common by tenants for storage or other purposes. The calculation of the Total Rentable Area, whether rented or not, will be adjusted from time to time to give effect to any structural change in the Park.

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SCHEDULE C TENANTS’ MANUAL
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[redacted]

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SCHEDULE D LANDLORD’S WORK
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The Landlord will, on the Commencement Date, provide to the Tenant vacant possession of that portion of the Premises that has not been occupied by the Tenant prior to the Commencement Date in a broom- swept and clean condition, free and clear of any and all chattels and equipment (except for any furniture, equipment and other property that the Tenant and the Landlord may agree, pursuant to a separate agreement, is to be leased to the Tenant by the Landlord).

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SCHEDULE E TENANT’S WORK
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1.    Paint walls throughout.

2.    Replace reception flooring with wide plank, brushed oak wood, vinyl plank, glued down type.

3.    Corporate wall graphics in staff café, reception and meeting room (Including Aurinia logo and brand messaging).

4.    New corridor way finding signage (signage updated based on existing signage program and costs borne by the Tenant).

5.    Retrofit of the boardroom table to include flush mounted receptacle boxes for plugging in conference call equipment, computers, etc. The power would be supplied from the wall via a flat wire mould then up through the leg of the table.

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SCHEDULE F

PROCEDURE FOR LANDLORD’S WORK AND TENANT’S WORK

1.    Landlord’s Work and Tenant’s Work
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The Tenant acknowledges that it has entered into this Lease on the express understanding that the Landlord’s Work in the Premises is limited to the scope of construction described as Landlord’s Work in Schedule D (if any). The Tenant will, within 10 days after the date of delivery of possession of the Premises to the Tenant, which date will be established by the Landlord by notice to the Tenant, complete or cause to be completed the Tenant’s Work. The Tenant’s Work includes the procurement and installation or either of these, at its own expense, of those items set forth in Schedule E which are to be installed and procured by the Tenant in accordance with the procedures set out in this Schedule F and all such other work as the Tenant may desire to perform in the Premises and to which the Landlord may agree, provided no such work will be commenced by the Tenant until architectural or engineering plans and specifications relating to the Tenant’s Work have been supplied to the Landlord and approved by it in writing.

2.    Completion of Landlord’s Work

If the Premises or any part thereof are not ready for occupancy as determined by the Landlord on a date which will allow the Tenant to complete the Tenant’s Work in accordance with the provisions hereof within the Fixturing Period (if any) and on or before the Commencement Date by reason of the fact that the Premises are not in a condition which will allow the Tenant’s Work to be commenced, the Lease will not be void or voidable and the Tenant will not have any claims for any losses or damages, no matter how the delay has been caused; however, the Commencement Date will be postponed by the length of such delay. The Tenant will not be entitled to any abatement of Rent for any delay in occupancy due to the Tenant’s failure or delay to provide plans or to complete any special installations or other work required for its purposes or due to any other reason, nor will the Tenant be entitled to any abatement of Rent for any delay in occupancy if the Landlord has been unable to complete construction of the Premises by reason of such failure or delay by the Tenant. Notwithstanding any postponement in the Term Commencement Date, the expiry date of this Lease will remain unchanged.

3.    Tenant’s Work

All work or equipment, other than those items specifically enumerated as Landlord’s Work, will be performed and supplied by the Tenant at its own cost and expense, and the Tenant will, in accordance with the procedures set out in this Schedule F and subject to obtaining the consent of the Landlord as provided for herein, equip the Premises with such equipment as the Tenant desires for the proper operation of the Tenant’s business and such installation will be completed without damage to the structure of the Premises or to the heating, ventilating, air-conditioning, sprinkler, plumbing, electrical, and other mechanical systems of the Building or the Park. The

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Tenant will provide proper hoarding to the satisfaction of the Landlord in front of the Premises during construction.

4.    Completion of Tenant’s Work

The Tenant will upon completion of the Tenant’s Work and prior to opening the Premises for business, furnish the Landlord with the following:

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(a)    a statutory declaration sworn by the Tenant, or a responsible officer of the Tenant, setting forth that the Tenant’s Work has been completed to its satisfaction and in strict accordance with Schedule E and the approved plans and specifications, which statutory declaration may be relied upon by the Landlord, it being understood that any deliberate or negligent misstatement or false statement by or on behalf of the Tenant will constitute a breach of covenant in this Lease;

(b)    a statutory declaration sworn by the contractor or contractors or a responsible officer or officers of the contractor or contractors performing the Tenant’s Work, setting forth that the Tenant’s Work has been fully completed in accordance with Schedules E and F, listing all sub-contractors, workers, and suppliers supplying work and materials or any of these for the Tenant’s Work, and stating that all sub-contractors, workers, and suppliers supplying work and materials or any of these for the Tenant’s Work have been paid in full; and

(c)    a waiver of lien with respect to work done and material supplied to the Premises, executed by the contractor or contractors, and if requested by the Landlord, waivers of lien executed by the sub-contractors, workers, and suppliers supplying work and materials or any of these for the Tenant’s Work.

5.    Acceptance of Premises

The opening by the Tenant of its business in the Building will constitute an acknowledgement by the Tenant that the Premises are in the condition called for by this Lease, that the Landlord has performed all of the Landlord’s Work with respect thereto, and that the Tenant reserves or asserts no rights for claims, offsets, or back charges except for any latent defects discovered within 90 days of the opening by the Tenant of its business in the Building.

6.    Liens

The Tenant will pay before delinquency for all materials supplied and work done in respect of the Tenant’s Work so as to ensure that no lien or claim of lien is registered against any portion of the Property or against the Landlord’s or Tenant’s interest in the Property. If a lien or claim of lien is registered or filed, the Tenant will discharge it at its expense within five Business Days after written notice from the Landlord (or sooner if such lien or claim is delaying a financing or sale of all or any part of the Property), failing which the Landlord may at its option discharge the lien or claim of lien by paying the amount claimed to be due into court and the amount so paid and all

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expenses of the Landlord including legal fees (on a solicitor and client basis) will be paid by the Tenant to the Landlord.

7.    Prime Contractor

Where the Tenant:

(a)    during the Term (including any fixturing period), performs or coordinates its own work in connection with any improvements to the Premises; and/or
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(b)    supplies, without limitation, labour, tools, machinery, equipment, and supervision necessary to carry out the work referred to in 7(a) above,

then notwithstanding that the Landlord may have agreed to pay the Tenant an allowance for such work or abate the Rent for a given period or provide other forms of inducements or reimbursements, the Tenant will, and agrees, that it will be named as the “Prime Contractor” (for purposes of the Workers Compensation Act (British Columbia) and regulations under it as the same may be modified, amended, or replaced from time to time) for the purpose of carrying out the performance or coordination of the work referred to in 7(a) or 7(b) above. The Tenant covenants and agrees that in its capacity as the Prime Contractor it will take all steps and measures necessary to fulfil the obligations, functions, and duties of a “prime contractor” in compliance with all applicable Laws. Where the term “Prime Contractor” is used in this Section it will mean and refer to the Tenant.

Notwithstanding anything else contained in the Lease, the Prime Contractor hereby covenants to indemnify and save harmless the Landlord and its respective employees, servants, agents, successors, and assigns from and against all manner of actions, causes of action, suits, damages, loss, costs, claims, fines, penalties, and demands of any nature whatsoever relating to loss or damage arising from the Prime Contractor’s construction of the work referred to in 7(a) or 7(b) above including, without limitation, loss or liability for any administrative fines and penalties under Workers’ Compensation legislation in British Columbia.

At all times during the construction of the work referred to in 7(a) or 7(b) above, the Prime Contractor will at its own expense procure and carry, or cause to be procured and carried and paid for, full workers’ compensation coverage in respect of all workers, employees, servants, and others engaged in or upon any work. At all times the Prime Contractor will indemnify and save harmless the Landlord, its employees, servants, agents, successors, and assigns from and against all damages, costs, claims, suits, judgments, and demands that the Landlord may incur as a result of any default by the Prime Contractor of its obligation to ensure that the full workers’ compensation coverage is maintained. The Prime Contractor will further ensure that no amount of the workers’ compensation coverage is left unpaid so as to create a lien on the Premises, the Lands. The Tenant will be in default under the Lease if the workers’ compensation coverage required under this Section is not in place on or before the date the Prime Contractor commences construction of the work referred to in 7(a) or 7(b) above, the proof and sufficiency of which will be required by the Landlord.

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